CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price(1)	Fee
Fixed to Floating Rate Securities due 2035	$1,000,000	$100.70

(1) The maximum aggregate offering price relates to an additional $1,000,000 of securities offered and sold pursuant to this Amendment No. 1 to Pricing Supplement No. 611 to Registration Statement No. 333-200365.

October 2015 Amendment No. 1 dated October 29, 2015 relating to Pricing Supplement No. 611 Registration Statement No. 333-200365 Dated October 5, 2015 Filed pursuant to Rule 424(b)(2)

INTEREST RATE Structured PRODUCTS

Fixed to Floating Rate Securities due 2035

CMS Curve Range Accrual Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

As further described below, interest will accrue on the securities at a rate of (i) in years 1 to 2: 9.00% per annum and (ii) in years 3 to maturity: 9.00% per annum for each day that (A) the 30-Year Constant Maturity Swap Rate (“30CMS”) is greater than or equal to the 2-Year Constant Maturity Swap Rate (“2CMS”) and (B) the closing value of each of the S&P 500® Index and the Russell 2000® Index is greater than or equal to 65% of its respective initial index value (which we refer to as the index reference level). At maturity, if the final index value of each index is greater than or equal to its barrier level of 50% of its respective initial index value, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final index value of either index is less than its respective barrier level, investors will be fully exposed to the decline in the worst performing index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the indices, a decline beyond the respective index reference level and/or respective barrier level, as applicable, of either index will result in few or no interest payments during the variable interest rate period and/or a significant loss of your investment, as applicable, even if the other index has appreciated or has not declined as much. Investors will not participate in any appreciation of either index. These long-dated securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving little or no interest on the securities during the variable interest rate period.

All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley
Indices:	S&P 500® Index (the “SPX Index”) and Russell 2000® Index (the “RTY Index”)
CMS reference index:	30-Year Constant Maturity Swap Rate minus 2-Year Constant Maturity Swap Rate, expressed as a percentage. Please see “Additional Provisions—CMS Reference Index” below.
Aggregate principal amount:	$2,000,000
Issue price:	At variable prices
Stated principal amount:	$1,000 per security
Pricing date:	October 5, 2015
Original issue date:	October 30, 2015 (18 business days after the pricing date)
Maturity date:	October 30, 2035
Interest accrual date:	October 30, 2015
Payment at maturity:

•  If the final index value of each index is greater than or equal to its respective barrier level: the stated principal amount plus any accrued and unpaid interest

•  If the final index value of either index is less than its respective barrier level: (a) the stated principal amount times the index performance factor of the worst performing index plus (b) any accrued and unpaid interest.

This amount will be less than 50% of the stated principal amount of the securities and could be zero.

Interest:

From and including the original issue date to but excluding October 30, 2017 (the “fixed interest rate period”):

   9.00% per annum

From and including October 30, 2017 to but excluding the maturity date (the “variable interest rate period”):

(x) 9.00% per annum times (y) N/ACT; where,

“N” = the total number of calendar days in the applicable interest payment period on which (i) the level of the CMS reference index is greater than or equal to the CMS reference index strike and (ii) the index closing value of each index is greater than or equal to its respective index reference level (each such day, an “accrual day”); and

“ACT” = the total number of calendar days in the applicable interest payment period.

Beginning October 30, 2017, it is possible that you could receive little or no interest on the securities. If, on any calendar day in the variable interest rate period, the level of the CMS reference index is less than the CMS reference index strike or the index closing value of either index is less than the index reference level for such index, interest will accrue at a rate of 0.00% per annum for that day. The determination of the index closing value for each index will be subject to certain market disruption events. Please see “Annex A—Market Disruption Event” below.

Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Terms continued on the following page
Estimated value on the pricing date:	$899.10 per security. See “The Securities” on page 3.
Commissions and issue price:	Price to public(1)(2)	Agent’s commissions(2)	Proceeds to issuer(3)
Per security	At variable prices	$35	$965
Total	At variable prices	$70,000	$1,930,000
(1)	The securities will be offered from time to time in one or more negotiated transactions at varying prices to be determined at the time of each sale, which may be at market prices prevailing, at prices related to such prevailing prices or at negotiated prices; provided, however, that such price will not be less than $970 per security and will not be more than $1,000 per security. See “Risk Factors—The Price You Pay For The Securities May Be Higher Than The Prices Paid By Other Investors.”

(2)	Morgan Stanley or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Wealth Management (an affiliate of the agent) and their financial advisors, of up to $35 per security depending on market conditions. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)	See “Use of Proceeds and Hedging” on page 20.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.

Prospectus Supplement dated November 19, 2014     Index Supplement dated November 19, 2014     Prospectus dated November 19, 2014

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Terms continued from previous page:
Interest payment period:	Monthly
Interest payment period end dates:	Unadjusted
Interest payment dates:	The 30th calendar day of each month (or, in the case of February, the last calendar day of such month), beginning November 30, 2015; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.
Underlying index publisher:	With respect to the SPX Index: S&P Dow Jones Indices LLC With respect to the RTY Index: Russell Investments
CMS reference index strike:	0.00%
CMS reference index cutoff:	Variable interest rate period: The level of the CMS reference index for any day from and including the third U.S. government securities business day prior to the related interest payment date for any interest payment period shall be the level of the CMS reference index on such third U.S. government securities business day prior to such interest payment date.
Index reference level:	With respect to the SPX Index: 1,342.8285, which is 65% of its initial index value With respect to the RTY Index: 744.43915, which is 65% of its initial index value
Initial index value:	With respect to the SPX Index: 2,065.89, which is its index closing value on October 27, 2015 With respect to the RTY Index: 1,145.291, which is its index closing value on October 27, 2015
Barrier level:	With respect to the SPX Index: 1,032.945, which is 50% of its initial index value With respect to the RTY Index: 572.6455, which is 50% of its initial index value
Final index value:	With respect to each index, the index closing value of such index on the final determination date
Index closing value:	With respect to each index, the closing value of such index. Please see “Additional Provisions—Indices” below.
Final determination date:	The third scheduled business day prior to the maturity date, subject to adjustment due to non-index business days or certain market disruption events.
Index cutoff:	Variable interest rate period: With respect to each index, the index closing value of such index for any day from and including the third index business day prior to the related interest payment date for any interest payment period shall be the index closing value of such index on such third index business day prior to such interest payment date.
Index performance factor:	The final index value divided by the initial index value
Worst performing index:	The index with the larger percentage decrease from the respective initial index value to the respective final index value
Early redemption:	Not applicable
Day-count convention:	Actual/Actual
Specified currency:	U.S. dollars
CUSIP / ISIN:	61760QHV9 / US61760QHV95
Book-entry or certificated security:	Book-entry
Business day:	New York
Calculation agent:

Morgan Stanley Capital Services LLC.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All values used in the interest rate formula for the securities and all percentages resulting from any calculation of interest will be rounded to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. All dollar amounts used in or resulting from such calculation on the securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive on each interest payment date and at maturity or whether a market disruption event has occurred. Please see Annex A—Market Disruption Event” and “—Discontinuance of an Index; Alteration of Method of Calculation” below. The calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Trustee:	The Bank of New York Mellon
Contact information:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Fixed to Floating Rate Securities due 2035

CMS Curve Range Accrual Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

The Securities

Principal at Risk Securities

The securities are debt securities of Morgan Stanley. In years 1 to 2, the securities pay interest at a rate of 9.00% per annum. Interest on the securities during the variable interest rate period will accrue for each day that (i) 30CMS is greater than or equal to 2CMS and (ii) the closing value of each of the S&P 500® Index and the Russell 2000® Index is greater than or equal to 65% of its respective initial index value (which we refer to as the index reference level). At maturity, if the final index value of each index is greater than or equal to its barrier level of 50% of its respective initial index value, investors will receive the stated principal amount of the securities plus any accrued but unpaid interest. However, if the final index value of either index is less than its respective barrier level, investors will be fully exposed to the decline in the worst performing index over the term of the securities, and the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. There is no minimum payment at maturity on the securities. Accordingly, investors may lose up to their entire initial investment in the securities. Because payments on the securities are based on the worst performing of the indices, a decline beyond the respective index reference level and/or respective barrier level, as applicable, of either index will result in few or no interest payments during the variable interest rate period and/or a significant loss of your investment, as applicable, even if the other index has appreciated or has not declined as much. Investors will not participate in any appreciation of either index.

We describe the basic features of these securities in the sections of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities” and prospectus supplement called “Description of Securities,” subject to and as modified by the provisions described below. All payments on the securities are subject to the credit risk of Morgan Stanley.

The stated principal amount of each security is $1,000, and the issue price is variable. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than the issue price. We estimate that the value of each security on the pricing date is $899.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the CMS reference index and the indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the CMS reference index and the indices, instruments based on the CMS reference index and the indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the interest rate, the CMS reference index strike, the index reference levels and the barrier levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the CMS reference index and the indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

Additional Provisions

CMS Reference Index

What are the 30-Year and 2-Year Constant Maturity Swap Rates?

The 30-Year Constant Maturity Swap Rate (which we refer to as “30CMS”) is, on any day, the fixed rate of interest payable on an interest rate swap with a 30-year maturity as reported on Reuters Page ISDAFIX1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day; provided that for the determination of 30CMS on any calendar day, the “interest determination date” shall be that calendar day unless that calendar day is not a U.S. government securities business day, in which case the 30CMS level shall be the 30CMS level on the immediately preceding U.S. government securities business day. This rate is one of the market-accepted indicators of longer-term interest rates.

The 2-Year Constant Maturity Swap Rate (which we refer to as “2CMS”) is, on any day, the fixed rate of interest payable on an interest rate swap with a 2-year maturity as reported on Reuters Page ISDAFIX1 or any successor page thereto at approximately 11:00 a.m. New York City time for such day; provided that for the determination of 2CMS on any calendar day, the “interest determination date” shall be that calendar day unless that calendar day is not a U.S. government securities business day, in which case the 2CMS level shall be the 2CMS level on the immediately preceding U.S. government securities business day. This rate is one of the market-accepted indicators of shorter-term interest rates.

The rates reported on Reuters Page “ISDAFIX1” (or any successor page thereto) are calculated by ICE Benchmark Administration Limited based on tradeable quotes for the related interest rate swaps of the relevant tenor that are sourced from electronic trading venues.

An interest rate swap rate, at any given time, generally indicates the fixed rate of interest (paid semi-annually) that a counterparty in the swaps market would have to pay for a given maturity, in order to receive a floating rate (paid quarterly) equal to 3-month LIBOR for that same maturity.

The level of the CMS reference index for any day from and including the third U.S. government securities business day prior to the related interest payment date for any interest payment period shall be the level of the CMS reference index in effect on such third U.S. government securities business day prior to such interest payment date.

U.S. Government Securities Business Day

U.S. government securities business day means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

CMS Rate Fallback Provisions

If 30CMS or 2CMS is not displayed by approximately 11:00 a.m. New York City time on the Reuters Screen ISDAFIX1 Page on any day on which the level of the CMS reference index must be determined, any such affected rate for such day will be determined on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable 30 year or 2 year maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three quotations are provided as requested, the rate will be determined by the calculation agent in good faith and in a commercially reasonable manner.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

Indices

The S&P 500® Index

The SPX Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the SPX Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. S&P has announced that, effective with the September 2015 rebalance, consolidated share class lines are no longer included in the S&P 500® Index. Each share class line is subject to public float and liquidity criteria individually, but the company’s total market capitalization is used to evaluate each share class line for purposes of determining index membership eligibility. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded. For additional information about the SPX Index, see the information set forth under “Annex A—The S&P 500® Index” in this document and “S&P 500® Index” in the accompanying index supplement.

The Russell 2000® Index

The RTY Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The RTY Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The RTY Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the RTY Index, see the information set forth under “Annex A—The Russell 2000® Index” in this document and “Russell 2000® Index” in the accompanying index supplement.

Index Closing Value Fallback Provisions

The index closing value on any calendar day during the term of the securities on which the index level of an index is to be determined (each, an “index determination date”) will equal:

•	with respect to the SPX Index, the official closing value of such index as published by the underlying index publisher for the SPX Index or its successor, or in the case of any successor index, the official closing value for such successor index as published by the publisher of such successor index or its successor, at the regular weekday close of trading on that calendar day, as determined by the calculation agent; and

•	with respect to the RTY Index, the closing value of such index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index determination date. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for such index, provided that the index closing value for each index for any day from and including the third index business day prior to the related interest payment date for any interest payment period shall be the index closing value for such index in effect on such third index business day prior to such interest payment date; provided further that if a market disruption event with respect to an index occurs on any index determination date (other than the day on which the initial index value of an index is determined or the final determination date) or if any such index determination date is not an index business day with respect to an index, the closing value of such index for such index determination date will be the closing value of such index on the immediately preceding index business day for such index on which no market disruption event has occurred with respect to such index.

If a market disruption event with respect to an index occurs on the day on which the initial index value of an index is determined or the final determination date, or if any such date is not an index business day with respect to an index, the relevant date solely with respect to that affected index shall be the next succeeding index business day with respect to that index on which there is no market disruption event with respect to that index; provided that if a market disruption event with respect to that index has occurred on each of the five index business days with respect to that index immediately succeeding any such scheduled date, then (i) such fifth succeeding index business day shall be deemed to be the relevant date with respect to that affected index, notwithstanding the occurrence of a market disruption event with respect to that index on such day, and (ii) with respect to any such fifth succeeding index business day on which a

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CMS Curve Range Accrual Securities

Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

market disruption event occurs with respect to that index, the calculation agent shall determine the index closing value on such fifth succeeding index business day in accordance with the formula for and method of calculating that index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

In certain circumstances, the index closing value of an index shall be based on the alternate calculation of such index described under “Annex A—Discontinuance of an Index; Alteration of Method of Calculation.”

“Index business day” means, with respect to each index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“Relevant exchange” means, with respect to each index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index, or any successor index, and (ii) any futures or options contracts related to such index or to any security then included in such index.

For more information regarding market disruption events with respect to an index, discontinuance of an index and alteration of the method of calculation, see “Annex A—Market Disruption Event” and “—Discontinuance of an Index; Alteration of Method of Calculation” herein.

Postponement of Maturity Date

If the scheduled final determination date is not an index business day with respect to an index or if a market disruption event occurs on that day with respect to an index so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date, as postponed with respect to an index.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

How the Securities Work

How to calculate the interest payments during the variable interest rate period:

The table below presents examples of hypothetical interest rates at which interest would accrue on the securities during any month in the variable interest rate period based on “N,” which is the total number of calendar days in a monthly interest payment period on which the level of the CMS reference index is greater than or equal to the CMS reference index strike and the index closing value of each index is greater than or equal to its respective index reference level. The table assumes that the interest payment period contains 30 calendar days and an interest rate of 9.00% per annum. The example below is for purposes of illustration only and would provide different results if different assumptions were made. The actual monthly interest payments will depend on the actual number of calendar days in each interest payment period and the relevant year and the actual level of the CMS reference index and index closing value of each index on each day. The applicable interest rate for each monthly interest payment period will be determined on a per-annum basis but will apply only to that interest payment period.

N	Annualized Rate of Interest Paid
0	0.0000%
5	1.5000%
10	3.0000%
15	4.5000%
20	6.0000%
25	7.5000%
30	9.0000%

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Principal at Risk Securities

How to calculate the payment at maturity:

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. The amount you will receive at maturity, if any, will be determined by reference to the index closing value of each index on the final determination date. The actual initial index value and barrier level for each index was determined on October 27, 2015. All payments on the securities, if any, are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Payment at maturity:

• If the final index value of each index is greater than or equal to its respective barrier level: the stated principal amount plus any accrued and unpaid interest

• If the final index value of either index is less than its respective barrier level: (a) the stated principal amount times the index performance factor of the worst performing index plus (b) any accrued and unpaid interest. This amount will be less than 50% of the stated principal amount of the securities and could be zero.

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the SPX Index: 2,000 With respect to the RTY Index: 1,200
Hypothetical barrier level:

With respect to the SPX Index: 1,000, which is 50% of the hypothetical initial index value for such index

With respect to the RTY Index: 600, which is 50% of the hypothetical initial index value for such index

	Final Index Value		Payment at Maturity
	SPX Index	RTY Index
Example 1:	1,200 (at or above the barrier level)	950 (at or above the barrier level)	The stated principal amount plus any accrued and unpaid interest
Example 2:	1,100 (at or above the barrier level)	480 (below the barrier level)

($1,000 x index performance factor of the worst performing index) + any accrued and unpaid interest

= $1,000 x (480 / 1,200) + any accrued and unpaid interest

= $400 plus any accrued and unpaid interest

Example 3:	800 (below the barrier level)	1,000 (at or above the barrier level)	[$1,000 x (800 / 2,000)] + any accrued and unpaid interest = $400 plus any accrued and unpaid interest
Example 4:	600 (below the barrier level)	480 (below the barrier level)	[$1,000 x (600 / 2,000)] + any accrued and unpaid interest = $300 plus any accrued and unpaid interest
Example 5:	800 (below the barrier level)	360 (below the barrier level)	[$1,000 x (360 / 1,200)] + any accrued and unpaid interest = $300 plus any accrued and unpaid interest

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Principal at Risk Securities

In example 1, the final index values of both the SPX Index and RTY Index are at or above their respective barrier levels. Therefore, investors receive at maturity the stated principal amount of the securities plus any accrued and unpaid interest.

In examples 2 and 3, the final index value of one index is at or above its barrier level but the final index value of the other index is below its barrier level. Therefore, investors are exposed to the downside performance of the worst performing index at maturity and receive at maturity an amount equal to (i) the stated principal amount times the index performance factor of the worst performing index plus (ii) any accrued and unpaid interest.

Similarly, in examples 4 and 5, the final index value of each index is below its respective barrier level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing index. In example 4, the SPX Index has declined 70% from its initial index value to its final index value, while the RTY Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the SPX Index, which is the worst performing index in this example, plus (ii) any accrued and unpaid interest. In example 5, the SPX Index has declined 60% from its initial index value, while the RTY Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals (i) the stated principal amount times the index performance factor of the RTY Index, which is the worst performing index in this example, plus (ii) any accrued and unpaid interest.

If the final index value of EITHER index is below its respective barrier level, you will be exposed to the downside performance of the worst performing index at maturity, and your payment at maturity will be less than $500 per security and could be zero.

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Principal at Risk Securities

Historical Information

The CMS Reference Index

The following graph sets forth the historical difference between the 30-Year Constant Maturity Swap Rate and the 2-Year Constant Maturity Swap Rate for the period from January 1, 2000 to October 29, 2015. The historical difference between the 30-Year Constant Maturity Swap Rate and the 2-Year Constant Maturity Swap Rate should not be taken as an indication of the future performance of the CMS reference index. The graph below does not reflect the return the securities would have yielded during the period presented because it does not take into account the index closing values. We cannot give you any assurance that the level of the CMS reference index will be greater than or equal to the CMS reference index strike on any day of any interest payment period during the variable interest rate period. We obtained the information in the graph below, without independent verification, from Bloomberg Financial Markets (“USSW”), which closely parallels but is not necessarily exactly the same as the Reuters Page price sources used to determine the CMS reference index level.

*The bold red line in the graph above represents the CMS reference index strike of 0.00%.

Historical period
Total number of days in historical period	5,781
Number of days that CMS reference index was greater than or equal to 0.00%	5,768
Number of days that CMS reference index was less than 0.00%	13

The historical performance shown above is not indicative of future performance. The CMS reference index level may in the future be negative for extended periods of time. During the variable interest rate period, you will not receive interest for any day that the CMS reference index is negative.

Moreover, during the variable interest rate period, even if the CMS reference index level is greater than or equal to zero on any day, if the index closing value of either index is less than the index reference level for such index on such day, you will not receive any interest for that day.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index

Principal at Risk Securities

The S&P 500® Index

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2010 through October 29, 2015. The related graph sets forth the daily closing values of the SPX Index for the period from January 1, 2005 through October 29, 2015. The index closing value of the SPX Index on October 29, 2015 was 2,089.41. The historical index closing values should not be taken as an indication of future performance, and no assurance can be given as to the level of the SPX Index on any day of any interest payment period during the variable interest rate period. The payment of dividends on the stocks that constitute the SPX Index are not reflected in its level and, therefore, have no effect on the calculation of the payment of interest. The graph below does not reflect the return the securities would have yielded during the period presented because it does not take into account the CMS reference index level or the RTY Index. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.

S&P 500® Index	High	Low	Period End
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,064.88	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,946.16	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter (through October 29, 2015)	2,090.35	1,923.82	2,089.41

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Principal at Risk Securities

* The green solid line in the graph indicates the barrier level of 1,032.945, which is 50% of the initial index value, and the red solid line indicates the index reference level of 1,342.8285, which is 65% of the initial index value.

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Principal at Risk Securities

The Russell 2000® Index

The following table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2010 through October 29, 2015. The related graph sets forth the daily closing values of the RTY Index for the period from January 1, 2005 through October 29, 2015. The index closing value of the RTY Index on October 29, 2015 was 1,165.625. The historical index closing values should not be taken as an indication of future performance, and no assurance can be given as to the level of the RTY Index on any day of any interest payment period during the variable interest rate period. The payment of dividends on the stocks that constitute the RTY Index are not reflected in its level and, therefore, have no effect on the calculation of the payment of interest. The graph below does not reflect the return the securities would have yielded during the period presented because it does not take into account the CMS reference index level or the SPX Index. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,085.409	1,209.969
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,275.350	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter (through October 29, 2015)	1,178.716	1,097.552	1,165.625

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Principal at Risk Securities

* The green solid line in the graph indicates the barrier level of 572.6455, which is 50% of the initial index value, and the red solid line indicates the index reference level of 744.43915, which is 65% of the initial index value.

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Principal at Risk Securities

Risk Factors

The securities involve risks not associated with an investment in ordinary floating rate securities. An investment in the securities entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in 30CMS, 2CMS and the indices, and other events that are difficult to predict and beyond the issuer’s control. This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying prospectus supplement, index supplement and prospectus. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The Securities Do Not Guarantee The Return Of Any Principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the final index value of either index is less than its barrier level, you will be fully exposed to the decline in the closing value of the worst performing index, as compared to its initial index value, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the closing value of the worst performing index. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. You may lose up to your entire initial investment in the securities.

▪	You Are Exposed To The Price Risk Of Both Indices. Your return on the securities is not linked to a basket consisting of both indices. Rather, it will be contingent upon the independent performance of each index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both indices. Poor performance by either index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other index. With respect to each interest payment period during the variable interest rate period, if, on any day, the index closing value of either index is determined to be less than the index reference level for such index, you will not receive any interest with respect to such day. In addition, if either index has declined to below its respective barrier level as of the final determination date, you will be fully exposed to the decline in the worst performing index over the term of the securities on a 1 to 1 basis, even if the other index has appreciated or not declined as much. Under this scenario, the value of any such payment will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both indices.

▪	Because The Securities Are Linked To The Performance Of The Worst Performing Index, You Are Exposed To Greater Risks Of Receiving No Interest Payments During The Variable Interest Rate Period And Sustaining A Significant Loss On Your Investment Than If The Securities Were Linked To Just One Index. The risk that you will not receive any interest during the variable interest rate period, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one index. With two indices, it is more likely that either index will close below its index reference level on any day during the variable interest rate period, or its barrier level on the final determination date, than if the securities were linked to only one index. Therefore, it is more likely that you will not receive any interest during the variable interest rate period and that you will suffer a significant loss on your investment.

▪	Investors Will Not Participate In Any Appreciation In The Value Of Either Index. Investors will not participate in any appreciation in the value of either index from the initial index value for such index, and the return on the securities will be limited to the monthly interest payments that are paid with respect to each interest payment period during the fixed interest rate period and the variable interest rate period, if any.

▪	If There Are No Accrual Days In Any Interest Payment Period During The Variable Interest Rate Period, We Will Not Pay Any Interest On The Securities For That Interest Payment Period And The Market Value Of The Securities May Decrease Significantly. It is possible that the level of the CMS reference index will be less than the CMS reference index strike or that the index closing value of either index will be less than the index reference level for such index for so many days during any monthly interest payment period during the variable interest rate period that the interest payment for that monthly interest payment period will be less than the amount that would be paid on an ordinary debt security and may be zero. To the extent that the level of the CMS reference index is less than the CMS reference index strike or that the index closing value of either index is less than the index reference level for such index during the variable interest rate period, the market value of the securities may decrease and you may receive substantially less than 100% of the issue price if you wish to sell your securities at such time.

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Principal at Risk Securities

▪	The Level Of The CMS Reference Index For Any Day From And Including The Third U.S. Government Securities Business Day Prior To The Interest Payment Date Of An Interest Payment Period During The Variable Interest Rate Period Will Be The Level Of The CMS Reference Index On Such Third Day. Because the level of the CMS reference index for any day from and including the third U.S. government securities business day prior to the interest payment date of an interest payment period during the variable interest rate period will be the level of the CMS reference index on such third day, if the level of the CMS reference index on that U.S. government securities business day is less than the CMS reference index strike, you will not receive any interest in respect of those three days even if the level of the CMS reference index as actually calculated on any of those days were to be greater than or equal to the CMS reference index strike.

▪	The Index Closing Value Of Each Index For Any Day From And Including The Third Index Business Day Prior To The Interest Payment Date Of An Interest Payment Period During The Variable Interest Rate Period Will Be The Index Closing Value For Such Index For Such Third Day. Because the index closing value of each index for any day from and including the third index business day prior to the interest payment date of an interest payment period during the variable interest rate period will be the index closing value for such index on such third day, if the index closing value for such index for that index business day is less than its respective index reference level, you will not receive any interest in respect of any days on or after that third index business day to but excluding the interest payment date even if the index closing value for such index as actually calculated on any of those days were to be greater than or equal to its respective index reference level.

▪	The Historical Performance Of 30CMS, 2CMS And The Indices Are Not An Indication Of Their Future Performance. The historical performance of 30CMS, 2CMS and the indices should not be taken as indications of their future performance during the term of the securities. Changes in the levels of 30CMS, 2CMS and the indices will affect the trading price of the securities, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the CMS reference index level will be positive and the index closing value of each index will be equal to or greater than its respective index reference level on any day during the variable interest rate period. In addition, there can be no assurance that the index closing value of each index on the final determination date will be greater than or equal to its respective barrier level. Furthermore, the historical performance of each of the CMS reference index and the indices does not reflect the return the securities would have yielded, because each does not take into account the other’s performance.

▪	Investors Are Subject To Our Credit Risk, And Any Actual Or Anticipated Changes To Our Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities. Investors are dependent on our ability to pay all amounts due on the securities on interest payment dates and at maturity and therefore investors are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

▪	The Price At Which The Securities May Be Resold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased. Some of these factors include, but are not limited to: (i) changes in the level of 30CMS and 2CMS, (ii) changes in the index closing values of the indices, (iii) volatility of 30CMS and 2CMS, (iv) volatility of the indices, (v) changes in interest and yield rates, (vi) geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the indices, or equity markets generally, and that may affect the indices, (vii) any actual or anticipated changes in our credit ratings or credit spreads and (viii) time remaining to maturity. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the securities will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities like the securities. Primarily, if the level of the CMS reference index is less than the CMS reference index strike or the index closing value of either index is less than its respective index reference level during the variable interest rate period, especially if the index closing value of either index is near its respective barrier level, the market value of the securities is expected to decrease and you may receive substantially less than 100% of the issue price if you sell your securities at such time.

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Principal at Risk Securities

▪	The Rate We Are Willing To Pay For Securities Of This Type, Maturity And Issuance Size Is Likely To Be Lower Than The Rate Implied By Our Secondary Market Credit Spreads And Advantageous To Us. Both The Lower Rate And The Inclusion Of Costs Associated With Issuing, Selling, Structuring And Hedging The Securities In The Original Issue Price Reduce The Economic Terms Of The Securities, Cause The Estimated Value Of The Securities To Be Less Than The Original Issue Price And Will Adversely Affect Secondary Market Prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type, the costs of unwinding the related hedging transactions as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

▪	The Estimated Value Of The Securities Is Determined By Reference To Our Pricing And Valuation Models, Which May Differ From Those Of Other Dealers And Is Not A Maximum Or Minimum Secondary Market Price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.

▪	The Price You Pay For The Securities May Be Higher Than The Prices Paid By Other Investors. The agent proposes to offer the securities from time to time for sale to investors in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you pay for the securities will be higher than the prices paid by other investors based on the date and time you make your purchase, from whom you purchase the securities (e.g., directly from the agent or through a broker or dealer), any related transaction cost (e.g., any brokerage commission), whether you hold your securities in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors.

▪	The Securities Will Not Be Listed On Any Securities Exchange And Secondary Trading May Be Limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Morgan Stanley & Co. LLC, Which Is A Subsidiary Of The Issuer, Has Determined The Estimated Value On The Pricing Date. MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The Issuer, Its Subsidiaries Or Affiliates May Publish Research That Could Affect The Market Value Of The Securities. They Also Expect To Hedge The Issuer’s Obligations Under The Securities. The issuer or one or more of its affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally or each of the components making up the CMS reference index specifically, or with respect to the indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market value of the securities. In addition, the issuer’s subsidiaries expect to hedge the issuer’s obligations under the securities and they may realize a profit from that expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.

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Principal at Risk Securities

▪	The Calculation Agent, Which Is A Subsidiary Of The Issuer, Will Make Determinations With Respect To The Securities. Any of these determinations made by the calculation agent may adversely affect the payout to investors. Moreover, certain determinations made by the calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the CMS reference index, the index closing values, the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value of an index in the event of a market disruption event or discontinuance of such index. These potentially subjective determinations may adversely affect the payout to you on the securities, if any. For further information regarding these types of determinations, see “Annex A—Market Disruption Event,” “—Discontinuance of an Index; Alteration of Method of Calculation” and the related definitions.

▪	The Securities Are Linked To The Russell 2000® Index And Are Subject To Risks Associated With Small-Capitalization Companies. As the RTY Index is one of the indices, and the RTY Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the RTY Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments To The Indices Could Adversely Affect The Value Of The Securities. The underlying index publisher for each index can add, delete or substitute the stocks underlying such index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such index. Any of these actions could adversely affect the value of the securities. Each underlying index publisher may also discontinue or suspend calculation or publication of such index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index. The calculation agent could have an economic interest that is different than that of investors in the securities insofar as, for example, the calculation agent is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, on any day on which the index closing value of an index is to be determined, the index closing value for such day will be based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent, in accordance with the formula for calculating the index closing value for such index last in effect prior to the discontinuance of such index.

▪	You Have No Shareholder Rights. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the indices.

▪	Investing In The Securities Is Not Equivalent To Investing In The Indices Or The Stocks Underlying The Indices. Investing in the securities is not equivalent to investing in the indices or their component stocks.

▪	Hedging And Trading Activity By Our Subsidiaries Could Potentially Adversely Affect The Value Of The Indices. One or more of our subsidiaries expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the indices or their component stocks), including trading in the stocks underlying the indices as well as in other instruments related to the indices. As a result, we may be unwinding or adjusting hedge positions during the variable interest rate period, and our hedging strategy may involve greater and more frequent dynamic adjustments to our hedge as we approach the final determination date. Some of our subsidiaries also trade in the stocks underlying the indices and other financial instruments related to the indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities could potentially decrease the index closing value of an index, thus increasing the risk that the index closing value of such index will be less than its respective index reference level on any day during the variable interest rate period or less than its respective barrier level on the final determination date.

▪	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Tax Considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that

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provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Use of Proceeds and Hedging

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the securities.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

We expect to deliver the securities against payment therefor in New York, New York on October 30, 2015, which will be the eighteenth scheduled business day following the date of the pricing of the securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of pricing or on or prior to the third business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The securities will be offered from time to time in one or more negotiated transactions at varying prices to be determined at the time of each sale, which may be at market prices prevailing, at prices related to such prevailing prices or at negotiated prices; provided, however, that such price will not be less than $970 per security and will not be more than $1,000 per security.

Morgan Stanley or one of our affiliates will pay varying discounts and commissions to dealers, including Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and their financial advisors, of up to $35 per security depending on market conditions. The agent may distribute the securities through Morgan Stanley Wealth Management, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

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Acceleration Amount in Case of an Event of Default

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 19, 2014, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 19, 2014.

Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•	purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

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Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

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This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

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Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 19, 2014

Index Supplement dated November 19, 2014

Prospectus dated November 19, 2014

Terms used in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus. As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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Annex A

The S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. S&P has announced that, effective with the September 2015 rebalance, consolidated share class lines are no longer included in the S&P 500® Index. Each share class line is subject to public float and liquidity criteria individually, but the company’s total market capitalization is used to evaluate each share class line for purposes of determining index membership eligibility. This may result in one listed share class line of a company being included in the S&P 500® Index while a second listed share class line of the same company is excluded.

For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

License Agreement between S&P and Morgan Stanley

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and Morgan Stanley. For more information, see “S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying index supplement.

The Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

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Market Disruption Event

With respect to each index, market disruption event means:

(i)	the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the calculation agent in its sole discretion; and

(ii)	a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an index, if trading in a security included in such index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such index shall be based on a comparison of (x) the portion of the value of such index attributable to that security relative to (y) the overall value of such index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

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Discontinuance of an Index; Alteration of Method of Calculation

If any underlying index publisher discontinues publication of an index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such index is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the relevant index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the initial index value, index reference level and barrier level for such index.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of an index or a successor index prior to, and such discontinuance is continuing on, any date on which the index closing value for such index is to be determined and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such index for such date. The index closing value of such index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an index may adversely affect the value of the securities.

If at any time, the method of calculating any index or any successor index, or the value thereof, is changed in a material respect, or if any index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such index or such successor index, as adjusted. Accordingly, if the method of calculating any index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

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